UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      July 13, 2004
                                                   -------------------

                      GREAT AMERICAN BANCORP, INC.
----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


        Delaware                  000-25808           52-1923366
----------------------------------------------------------------------
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)            File Number)    Identification Number)


1311 S. Neil St., P.O. Box 1010, Champaign, IL          61824-1010
----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code   (217) 356-2265
                                                   -------------------

Item 7.   Financial Statements and Exhibits

     The Registrant incorporates by reference the press release dated July 13, 2004 attached as Exhibit 99.1, relating to the Company's announcement of unaudited results for the three months and six months ended June 30, 2004.

Item 12.  Results of Operations and Financial Condition

     The Registrant incorporates by reference the press release dated July 13, 2004 attached as Exhibit 99.1, relating to the Company's announcement of unaudited results for the three months and six months ended June 30, 2004.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Great American Bancorp, Inc.
                                     ----------------------------
                                              (Registrant)

Date     July 13, 2004            /s/ Jane F. Adams
    ---------------------------      ----------------------------
                                     Chief Financial Officer

                            EXHIBIT INDEX
                        ---------------------

Exhibit
  No.                   Description                  Method of Filing
----------------------------------------------------------------------
  99.1                  News Release                  Filed herewith
                        Dated July 13, 2004

                              Exhibit 99.1

                              NEWS RELEASE

FOR IMMEDIATE RELEASE
July 13, 2004

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

                       GREAT AMERICAN BANCORP, INC.
 UNAUDITED RESULTS SECOND QUARTER 2004 - YEAR-TO-DATE NET INCOME OF $622,000

Champaign, Illinois - Great American Bancorp, Inc. (Nasdaq SmallCap/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, reported net income of $622,000 for the six months ended June 30, 2004, a decrease of $286,000 or 31.5%, from $908,000 reported for the six months ended June 30, 2003. Basic earnings per share were $0.83 for the six months ended June 30, 2004, compared to $1.18 for the six months ended June 30, 2003, while fully diluted earnings per share were $0.77 for the six months ended June 30, 2004 and $1.06 for the six months ended June 30, 2003.

Net income declined in 2004 primarily due to lower net interest income and noninterest income, offset by a reduction in income taxes due to lower pretax earnings. Noninterest expense was only slightly higher in 2004.

Net interest income was $2,723,000 for the six months ended June 30, 2004; decreasing $218,000, or 7.4%, from $2,941,000 reported for the six months ended June 30, 2003. Net interest income declined in 2004 mainly due to lower interest income from loans, which resulted from a reduction in total loan balances from 2003 levels and a decrease in average loan yields. Total net loans averaged $105.19 million during the six months ended June 30, 2004 compared to $115.55 million during the same period in 2003. Total average loans declined partly as a result of residential mortgage loans sold to the secondary market during the second and third quarters of 2003. Also, the Company experienced payoffs in the multifamily and commercial mortgage loan categories during the latter half of 2003. The average yield on net loans declined from 7.42% for the six months ended June 30, 2003 to 6.73% for the six months ended June 30, 2004.

The decline in net interest income due to lower loan interest was partially offset by a decrease in interest expense on deposits and Federal Home Loan Bank ("FHLB") advances. Interest expense on deposits declined primarily as a result of a decrease in total certificates of deposit. Total certificates of deposit averaged $51.19 million for the six months ended June 30, 2004, down from $59.99 million for the six months ended June 30, 2003. Since the Company maintained significant levels of cash and short-term investments during 2004, which were mainly generated from residential loan sales during 2003, the Company did not actively promote certificates of deposit during the first six months of 2004. The Company also maintained lower balances of FHLB advances during 2004 compared to balances maintained in 2003.

The Company recorded no provision for loan losses for the six month periods ended June 30, 2004 and June 30, 2003. Management's analyses of the allowance for loan losses during both 2004 and 2003 determined that no additional allocation to the allowance was warranted.

Noninterest income totaled $1,645,000 for the six months ended June 30, 2004, $209,000, or 11.3%, lower than the $1,854,000 recorded for the six months ended June 30, 2003. This decrease was mostly due to lower net gains from loan sales, offset by higher insurance sales commissions. Total net gains on loan sales totaled $14,000 for the first six months of 2004 compared to $552,000 for the first six months of 2003. The Company sold $732,000 in loans during the first six months of 2004 compared to $22.23 million in loan sales for the first six months of 2003. In October 2003, the Company suspended a strategy of selling the majority of new and refinanced one-to-four-family fixed rate residential mortgage loans to the secondary market. This strategy was implemented in July 2001. The mortgage loans sold in 2004 were sold according to a management strategy implemented in the first quarter of 2004 to sell lower rate 30-year fixed-rate home mortgage loans. Insurance sales commissions increased $293,000 or 36.6%, from $801,000 for the six months ended June 30, 2003 to $1,094,000 for the six months ended June 30, 2004.
This increase was mainly due to growth in new commercial and group life and health insurance customers and an increase in contingent commissions which are commissions paid by an insurance company based on the overall profit and/or volume of business placed with that insurance company.

Noninterest expense was $3,350,000 for the six months ended June 30, 2004, $48,000, or 1.5%, higher than the $3,302,000 reported for the six months ended June 30, 2003. Noninterest expense categories which were higher in 2004 included salaries and employee benefits expense, equipment expense, and professional fees.

Income tax expense was $396,000 for the first six months of 2004 compared to $585,000 for the first six months of 2003, declining $189,000, or 32.3%. This decrease was due to lower pretax earnings. The effective tax rates for the six months ended June 30, 2004 and 2003 were 38.9% and 39.2% respectively.

Net income for the second quarter of 2004 was $271,000, $172,000 or 38.8% less than net income recorded of $443,000 for the second quarter of 2003. Net interest income for the second quarter of 2004 was $1,410,000 compared to $1,450,000 for the second quarter of 2003. The Company recorded no provision for loan losses for the second quarter of 2004 or 2003. Noninterest income was $712,000 for the second quarter of 2004 and $958,000 for the second quarter of 2003. This decrease is attributable to net gains on residential loan sales, which were $291,000 lower in the second quarter of 2004. Noninterest expense was $1,676,000 for the second quarter of 2004, slightly lower than the $1,678,000 reported for the second quarter of 2003.

Total assets at June 30, 2004 were $157.26 million, compared to $159.45 million at December 31, 2003. The decline occurred primarily in cash and cash equivalents, which decreased from $44.06 million at December 31, 2003 to $30.00 million at June 30, 2004. Total net loans increased $12.41 million, or 12.3%, from $100.77 million at December 31, 2003 to $113.18 million at June 30, 2004, due mainly to increases in residential mortgage loans. Total deposits decreased $1.59 million, from $126.66 million at December 31, 2003 to $125.07 million at June 30, 2004.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank also provides full service brokerage activities through a third-party broker-dealer. The Bank's subsidiary, Park Avenue Service Corporation, sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Great American Bancorp, Inc. stock is traded on the NASDAQ SmallCap Market System under the symbol "GTPS."

                                ###
                          GTPS-pr-2004-0

Great American Bancorp, Inc.
Consolidated Balance Sheets
June 30, 2004 and December 31, 2003
(in thousands, except share data)
                                            June 30, 2004      Dec. 31, 2003
                                              (Unaudited)
----------------------------------------------------------------------------
Assets
 Cash and due from banks                    $       4,056      $       4,388
 Interest-bearing demand deposits                   5,942              9,674
 Federal Home Loan Bank term deposit               20,000             30,000
                                              ------------------------------
     Cash and cash equivalents                     29,998             44,062

 Available-for-sale securities                      3,554              4,200
 Held-to-maturity securities                          387                532
 Loans, net of allowance for loan
  losses of $1,202 and $1,190                     113,183            100,772
 Premises and equipment                             6,111              6,299
 Federal Home Loan Bank stock                       1,366              1,324
 Other assets                                       2,662              2,261
                                            --------------------------------
     Total assets                           $     157,261      $     159,450
                                            ================================
Liabilities and Stockholders' Equity
 Liabilities
  Deposits
   Demand                                   $      13,223      $      13,008
   Savings, NOW and money market                   62,498             59,945
   Time                                            49,350             53,711
                                            --------------------------------
     Total deposits                               125,071            126,664

  Federal Home Loan Bank advances                  13,000             13,000
  Other liabilities                                 2,219              2,150
                                            --------------------------------
     Total liabilities                            140,290            141,814
                                            --------------------------------
Commitments and Contingent Liabilities

Stockholders' Equity
 Preferred stock, $0.01 par value
  Authorized and unissued -
   1,000,000 shares                                    --                 --
 Common stock, $0.01 par value
  Authorized -- 7,000,000 shares
  Issued -- 2,052,750 shares
  Outstanding: 735,003 and 756,003 shares              21                 21
 Additional paid-in-capital                        20,636             20,412
 Retained earnings                                 20,966             20,508
 Unearned incentive plan shares                       (61)               (63)
 Accumulated other comprehensive income               (45)                20
 Treasury stock, at cost, - 1,317,747 and
   1,296,747 shares                               (24,546)           (23,262)
                                            --------------------------------
     Total stockholders' equity                    16,971             17,636
                                            --------------------------------
     Total liabilities and
      stockholders' equity                  $     157,261      $     159,450
                                            ================================

Great American Bancorp, Inc.
Consolidated Statements of Income
For the Six Months Ended June 30, 2004 and June 30, 2003
(unaudited, in thousands, except share data)

                                         Six Months Ended   Six Months Ended
                                            June 30, 2004      June 30, 2003
----------------------------------------------------------------------------
Interest Income:
 Loans                                       $      3,519      $       4,252
 Securities                                            94                 34
 Dividends on Federal Home Loan Bank stock             41                 36
 Deposits with financial institutions
   and other                                          154                208
                                            --------------------------------
   Total interest income                            3,808              4,530
                                            --------------------------------
Interest Expense:
 Deposits                                             793              1,272
 Federal Home Loan Bank advances                      281                304
 Other                                                 11                 13
                                            --------------------------------
   Total interest expense                           1,085              1,589
                                            --------------------------------
Net Interest Income                                 2,723              2,941

Provision for Loan Losses                              --                 --
                                            --------------------------------
Net Interest Income After
 Provision for Loan Losses                          2,723              2,941
                                            --------------------------------
Noninterest Income:
 Insurance sales commissions                        1,094                801
 Customer service fees                                263                277
 Other service charges and fees                       119                119
 Net gains on loan sales                               14                552
 Loan servicing fees                                   85                 55
 Other                                                 70                 50
                                            --------------------------------
   Total noninterest income                         1,645              1,854
                                            --------------------------------
Noninterest Expense:
 Salaries and employee benefits                     1,978              1,853
 Net occupancy expense                                279                283
 Equipment expense                                    319                247
 Professional fees                                    154                127
 Marketing expense                                     86                123
 Printing and office supplies                         138                152
 Directors and committee fees                          69                 73
 Amortization of mortgage servicing rights             47                111
 Other                                                280                333
                                            --------------------------------
   Total noninterest expense                        3,350              3,302
                                            --------------------------------
Income Before Income Taxes                          1,018              1,493
 Provision for Income Taxes                           396                585
                                            --------------------------------
Net income                                  $         622      $         908
                                            ================================
Basic Earnings per Share                    $        0.83      $        1.18
                                            ================================
Diluted Earnings per Share                  $        0.77      $        1.06
                                            ================================


Great American Bancorp, Inc.
Consolidated Statements of Income
For the Three Months Ended June 30, 2004 and June 30, 2003
(unaudited, in thousands, except share data)

                                            Quarter Ended      Quarter Ended
                                            June 30, 2004      June 30, 2003
----------------------------------------------------------------------------
Interest Income:
 Loans                                       $      1,804      $       2,044
 Securities                                            44                 15
 Dividends on Federal Home Loan Bank stock             20                 21
 Deposits with financial institutions
   and other                                           71                121
                                            --------------------------------
   Total interest income                            1,939              2,201
                                            --------------------------------
Interest Expense:
 Deposits                                             383                595
 Federal Home Loan Bank advances                      140                150
 Other                                                  6                  6
                                            --------------------------------
   Total interest expense                             529                751
                                            --------------------------------
Net Interest Income                                 1,410              1,450

Provision for Loan Losses                              --                 --
                                            --------------------------------
Net Interest Income After
 Provision for Loan Losses                          1,410              1,450
                                            --------------------------------
Noninterest Income:
 Insurance sales commissions                          423                395
 Customer service fees                                139                151
 Other service charges and fees                        61                 59
 Net gains on loan sales                                2                293
 Loan servicing fees                                   44                 30
 Other                                                 43                 30
                                            --------------------------------
   Total noninterest income                           712                958
                                            --------------------------------
Noninterest Expense:
 Salaries and employee benefits                       965                945
 Net occupancy expense                                141                142
 Equipment expense                                    171                125
 Professional fees                                     92                 54
 Marketing expense                                     46                 71
 Printing and office supplies                          66                 75
 Directors and committee fees                          35                 36
 Amortization of mortgage servicing rights             22                 66
 Other                                                138                164
                                            --------------------------------
   Total noninterest expense                        1,676              1,678
                                            --------------------------------
Income Before Income Taxes                            446                730
 Provision for Income Taxes                           175                287
                                            --------------------------------
Net income                                  $         271      $         443
                                            ================================
Basic Earnings per Share                    $        0.37      $        0.58
                                            ================================
Diluted Earnings per Share                  $        0.34      $        0.52
                                            ================================


Great American Bancorp, Inc.
Selected Financial Data
(unaudited, in thousands, except per share data)

                                               As of               As of
                                           June 30, 2004       Dec. 31, 2003
----------------------------------------------------------------------------
Total assets                                $    157,261       $     159,450
Total loans, net                                 113,183             100,772
Loan loss reserve                                  1,202               1,190
Non-performing assets                                 62                   4
Non-performing assets to total assets               0.04%               0.00%
Allowance for loan losses to total assets           0.76%               0.75%
Investment securities                              3,941               4,732
Total deposits                                   125,071             126,664
Checking deposits                                 36,075              35,218
Money market deposits                             19,129              18,991
Passbook savings deposits                         20,517              18,744
Certificates of deposit                           49,350              53,711
Federal Home Loan Bank advances                   13,000              13,000
Total stockholders' equity                        16,971              17,636



                                  Three Months Ended      Six Months Ended
                                   June        June        June      June
                                   2004        2003        2004      2003
                                     (unaudited)             (unaudited)
----------------------------------------------------------------------------
Net interest margin (annualized)   3.92%       3.76%       3.78%     3.84%
ROA (annualized)                   0.69%       1.05%       0.79%     1.09%
ROE (annualized)                   6.34%      10.03%       7.19%    10.20%